HUBBELL INCORPORATED
POWER OF ATTORNEY TO SIGN REPORTS ON FORMS 3, 4 AND 5



	KNOW ALL MEN BY THESE PRESENTS, that the undersigned his capacity as set forth below, hereby constitutes and appoints AN-PING HSIEH and MEGAN C. PRENETA, and each of them severally, his true and lawful attorneys and agents with power to act with or without the other to execute on behalf of the undersigned Reports on
Form 3, Form 4 or Form 5, and any amendments thereto, filed under Section 16(a)
of the Securities Exchange Act of 1934 and relating to securities of Hubbell
Incorporated.  This Power of Attorney shall continue in full force and effect until any recipient hereof receives an instrument executed by the undersigned terminating it.

	The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is
Hubbell Incorporated assuming, any of the undersigned responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

	IN WITNESS WHEREOF, the undersigned has subscribed these presents this 16th day of December, 2015.


/s/ Darrin S. Wegman
     Darrin S. Wegman




STATE OF CONNECTICUT	)
			) SS:	Shelton
COUNTY OF FAIRFIELD	)

	On this 16th day of December 2015, Darrin S. Wegman personally appeared before me, and acknowledged that he executed the foregoing instrument for the purposes therein contained.

	IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Patricia S. Webster
     Patricia S. Webster
     Notary Public
     My Commission Expires Nov. 30, 2016